Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 7, 2008, relating to the consolidated financial statements and the effectiveness of Pennsylvania Commerce Bancorp, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Beard Miller Company LLP
Harrisburg, Pennsylvania
December 3, 2008